Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-212056, 333-219404 and 333-248640 on Form S-8 of our report dated April 29, 2021, relating to the financial statements of Yiren Digital Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

April 28, 2023